SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities and Exchange Act of 1934

DATE OF REPORT:
November 7, 2016
(Date of Earliest Event Reported)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover, Massachusetts 02339
Mailing Address: 288 Union Street, Rockland, Massachusetts 02370
(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE
(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director
On November 7, 2016, the Board of Directors of Independent Bank Corp. (the “Company”), the parent of Rockland Trust Company (“Rockland Trust”), appointed Mary L. Lentz to the Board of Directors of Independent. Rockland Trust has also appointed Ms. Lentz to its Board of Directors.
Ms. Lentz has been appointed as a rotating member of the Executive Committee of the Board of Directors, as is the case for all other directors who are not permanent members of the Executive Committee. As a non-employee director of the Company, Ms. Lentz will participate in equity awards pursuant to the Company’s 2010 Non-Employee Director Stock Plan on the same terms and conditions as other non-employee directors. As a newly appointed non-employee director, Ms. Lentz shall also be granted: as is the case for all other non-employee directors who serve on the Board during this calendar year, an immediate restricted stock award of 725 shares of the Company’s common stock which cliff vests on May 24, 2021, the fifth anniversary of the date of 2016 restricted stock awards to Directors; and, a Non-Statutory Option to purchase 5,000 shares of the Company’s common stock on the first anniversary of her appointment to the Board pursuant to the Company’s 2010 Non-Employee Director Stock Plan. Ms. Lentz has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the news release announcing Ms. Lentz's appointment as a director is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit #	Description

99.1	Press Release dated November 7, 2016 by Independent Bank Corp.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.
Date: November 7, 2016	BY: /s/ Edward H. Seksay
Edward H. Seksay
General Counsel

Exhibit Index
Exhibit #	Description

99.1	Press Release dated November 7, 2016 by Independent Bank Corp.